                                                                   Exhibit 10.10





                             DISTRIBUTION AGREEMENT


                                    BETWEEN

                       TECH DATA PRODUCT MANAGEMENT, INC.

                                      AND


                          ALTIGEN COMMUNICATIONS, INC.



[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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                             DISTRIBUTION AGREEMENT


     THIS AGREEMENT, dated as of this 21st day of July, 1997, is
                                      ----        ----    --
between TECH DATA PRODUCT MANAGEMENT, INC., a Florida corporation ( "Tech Data"), with its principal corporate address at 5350 Tech Data Drive, Clearwater, Florida 34620 and ALTIGEN COMMUNICATIONS, INC., a California corporation ("Vendor" or "AltiGen"), with its principal corporate address at:
45635 Northport Loop East, Fremont, California 94538


                                    RECITALS

     A. Tech Data desires to purchase certain Products from AltiGen from time to time and AltiGen desires to sell certain Products to Tech Data in accordance with the terms and conditions set forth in this Agreement.

     B. AltiGen desires to appoint Tech Data as its non-exclusive distributor to market Products within the Territory (as hereinafter defined) and Tech Data accepts such appointment on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained in this Agreement and other good and valuable consideration, Tech Data and AltiGen hereby agree as follows:


                                   ARTICLE I.
                                   ----------
                 DEFINITIONS, APPOINTMENT AND TERM OF AGREEMENT
                 ----------------------------------------------

1.1   Definitions. The following definitions shall apply to this Agreement.
      -----------

     (a) "Customers" of Tech Data shall include dealers, resellers, value added resellers, mail order resellers and other entities that acquire the Products from Tech Data.

     (b) "DOA" shall mean Product, or any portion thereof, which fails to operate properly on initial "burn in", boot, or use, as applicable.

     (c) "Documentation" shall mean user manuals, training materials, Product descriptions and specifications, brochures, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format.

     (d) "Effective Date" shall mean the date on which this Agreement is signed and dated by a duly authorized representative of Tech Data.

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     (e) "End Users" mean licensees who acquire Products for internal use
     (rather than distribution or resale) in accordance with the terms of an End-User License Agreement substantially in the form of the End-User License Agreement attached hereto as Exhibit A )the "End-User Agreement").

     (f) "Non-Saleable Products" shall mean any Product that has been returned to Tech Data by its Customers that has had the outside shrink wrapping or other packaging seal broken; any components of the original package are missing, damaged or modified; or is otherwise not fit for resale.

     (g) "Products" shall mean, individually or collectively as appropriate, hardware, licensed software, Documentation, supplies, accessories, and other commodities related to any of the foregoing produced by AltiGen, as more particularly described in Schedule 1.1(g) attached hereto.

     (h) "Return Credit" shall mean a credit to Tech Data in an amount equal to the price paid by Tech Data for Products less any price protection credits but not including any early payment or prepayment discounts.

     (i) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by AltiGen.

     (j) "Territory" shall mean the United States, its territories and possessions, and Canada.

     (k) "Intellectual Property" means any patent, copyright, trade name, trade mark, trade know-how, mask work or any other intellectual property right or proprietary technology, whether registered or unregistered.

1.2  Term of Agreement. The term of this Agreement shall commence on the
     -----------------
     Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year, and will be automatically renewed for successive one (1) year terms unless prior written notification of termination is delivered by one of the parties in accordance with the notice provision of this Agreement.

1.3  Appointment as Distributor. AltiGen hereby grants to Tech Data the non-
     --------------------------
     exclusive right to distribute Products during the term of this Agreement to customers located within the Territory. This license includes the right to order, possess and distribute the Products to Customers and to provide the Products to Customers for use on demonstration units. AltiGen and Tech Data acknowledge and agree that the license to use the Product is solely between AltiGen and the End User and is governed by the terms of the AltiGen standard use license enclosed with the

                                       3
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     Product. This Agreement does not grant AltiGen or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other vendors or customers or competing Products. Tech Data will use commercially reasonable efforts to promote sales of the Products. AltiGen agrees that Tech Data may obtain Products in accordance with this Agreement for resale to Customers by its parent, affiliates and wholly owned subsidiaries of Tech Data within the territory. Said parent, affiliates and wholly owned subsidiaries of Tech Data shall be entitled to order Products directly from AltiGen pursuant to this Agreement.

     Tech Data shall not, directly or indirectly, solicit sales of the Products outside of the Territory without the prior written consent of AltiGen and will endeavor to assist AltiGen to ensure that Tech Data's Customers only sell within the Territory. Tech Data shall have no right to modify the Product or Documentation without the prior written approval of AltiGen. Tech Data agrees not to (a) reverse engineer, decompile, disassemble or otherwise reduce the Product to human-perceivable form, or to encourage or assist third parties in doing so, or (b) distribute the Product by rental or lease. All rights not expressly granted herein are retained by AltiGen. Tech Data shall have no right to grant a Customer the right to make copies from a golden master absent further agreement between AltiGen and Tech Data.

     1.4 Ownership. Except as specified in this Agreement, AltiGen does not grant to Tech Data any rights in or to any Intellectual Property related to the Product or to any materials furnished hereunder. The Intellectual Property embodied in the Product, all modifications thereto, and all Documentation thereof, are proprietary to AltiGen. and AltiGen retains all right, title and interest in and to such Intellectual Property.

                          ARTICLE II. PURCHASE ORDERS
                          ---------------------------

2.1   Issuance and Acceptance of Purchase Order.
      ------------------------------------------

     (a) This Agreement shall not obligate Tech Data to purchase any Products or Services except as specifically set forth in a written purchase order.

     (b) Tech Data may issue to AltiGen one or more purchase orders identifying the Products Tech Data desires to purchase from AltiGen. Notwithstanding any preprinted terms or conditions on Tech Data's purchase orders, the terms and conditions of this Agreement shall apply to and govern all purchase orders accepted or shipped by AltiGen hereunder, except that purchase orders may include other terms and conditions which am consistent with the terms and conditions of this Agreement, or which are mutually agreed to in writing by Tech

                                       4
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     Data and AltiGen in a separate written agreement. Purchase orders will be placed by Tech Data by fax or electronically transferred.

     (c) If AltiGen intends to reject a purchase order, it shall use commercially reasonable efforts to notify Tech Data in writing within five (5) days of the date of the purchase order that AltiGen does not
        accept the purchase order. All   orders for Products by Tech Data shall
        be subject to acceptance by AltiGen and shall not be binding on AltiGen
        until the earlier of written confirmation or   shipment, and, in the
        case of acceptance by shipment, only as to the portion of the order actually shipped.

     (d) Even where AltiGen accepts a purchase order, AltiGen shall not be obligated to ship Products if Tech Data is in arrears on undisputed payments owing to AltiGen or otherwise in breach of the Agreement at the time of the scheduled shipment.

2.2  Purchase Order Alterations or Cancellations. Prior to shipment of Products
     -------------------------------------------
     AltiGen shall accept alterations or cancellation to a purchase order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors. Tech Data may not cancel purchase orders less than fifteen (15) days prior to the schedule shipment date.

2.3  Evaluation or Demonstration Purchase Orders. AltiGen shall provide to Tech
     -------------------------------------------
     Data a reasonable number, as mutually agreed upon, of demonstration or evaluation Products at no charge.

2.4  Product Shortages. If for any reason AltiGen's production is not on
     -----------------
     schedule, AltiGen may allocate available inventory to Tech Data and make shipments based upon a fair and reasonable percentage allocation among AltiGen's customers. Such allocations shall not impact the calculation of performance rebates.

                           ARTICLE III. DELIVERY AND
                           -------------------------
                             ACCEPTANCE OF PRODUCTS
                             ----------------------

3.1  Acceptance of Products. Tech Data shall, after a reasonable time to
     ----------------------
     inspect each shipment, to confirm that the quantity and type of Product
     conform to the relevant   purchase order and that none of the exterior
     Product packaging has been damaged, accept Product (the "Acceptance Date") if the Products and all necessary documentation delivered to Tech Data are in accordance with the purchase order. Tech Data shall be deemed to have accepted that portion of the shipment which conforms in quantity and type with the purchase order, unless AltiGen receives written notice of
     rejection within thirty (30) days of shipment. Any   Products not ordered
     or not otherwise in accordance with the purchase order (e.g. mis-shipments, overshipments) may be returned to AltiGen at AltiGen's expense (including without limitation costs of shipment or storage). AltiGen shall refund to

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     Tech Data within ten (10) business days following notice thereof, and receipt of the returned Product, whichever is later, all monies paid in respect to such rejected and returned Products. Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

3.2  Title and Risk of Loss. FOB Destination. Title and risk of loss or damage
     ----------------------
     to Products shall pass to Tech Data at the time the Products are delivered to Tech Data's warehouse. AltiGen and Tech Data agree that no title or ownership of the proprietary rights to any software code is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sales" or the like within this Agreement. AltiGen retains all ownership rights and title to any software code within the Products.

3.3  Transportation of Products. AltiGen shall deliver the Products clearly
     --------------------------
     marked on the Product package with serial number (if applicable) Product description and machine readable bar code (employing UPC or other industry standard bar code) to Tech Data at the location shown and on the delivery date set forth in the applicable purchase order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by Tech Data. AltiGen shall use only those common carriers preapproved by Tech Data or listed in Tech Data's published routing instructions, unless prior written approval of Tech Data is received.


                              ARTICLE IV. RETURNS
                              -------------------

4.1  Inventory Adjustment. Once per calendar quarter, AltiGen agrees to accept
     --------------------
     return of overstocked Products as determined by Tech Data, in Tech Data's reasonable discretion provided such returns do not exceed [*] the value of Tech Data's purchases for the prior quarter. Tech Data agrees to provide an offsetting purchase order of equal or greater dollar value of the returned Product, except that such offsetting order requirement will be waived by AltiGen in the event Tech Data's inventory exceeds a [*] supply. Shipments of Product being returned shall be new, unused and in sealed cartons. Tech Data shall submit an RMA request to AltiGen in accordance with Section 8.9 hereof and shall specify the RMA number on the Product being returned. Vendor shall credit Tech Data's account in the amount of the Return Credit. Tech Data shall bear all costs of shipping and risk of loss for Products returned to AltiGen for inventory adjustment.

4.2  Defective Products/Dead on Arrival (DOA). Tech Data shall have the right
     ----------------------------------------
     to return to AltiGen for Return Credit any DOA Product that is returned to Tech Data within ninety (90) days after the initial delivery date to the End User to the extent such Product fails to perform in accordance with AltiGen's Product warranty. Tech

                                       6


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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     Data shall submit an RMA request to AltiGen in accordance with Section 8.9 hereof and shall specify the RMA number on the Product being returned. All Product returned under this Section 4.2 shall be returned within sixty (60) days of the date of issuance of the RMA number. The credit issued for the returned Products will be based on the Products' purchase price, less any discounts or credits previously received. AltiGen shall bear all costs of shipping and risk of loss of DOA and in-warranty Products to AltiGen's location and back to Tech Data or Tech Data's Customer.

4.3  Obsolete or Outdated Product. Tech Data shall have the right to return for
     ----------------------------
     Return Credit, without limitation as to the dollar amount, all Products that become obsolete or AltiGen discontinues or are removed from AltiGen's current price list; provided Tech Data returns such Products within ninety
     (90) days after Tech Data receives written notice from AltiGen that such Products am obsolete, superseded by a newer version, discontinued or are removed from AltiGen's price list.

4.4   Miscellaneous Returns.
      ----------------------

     (a) Bad Box. Tech Data shall have the right to return to AltiGen for Return
         -------
     Credit Products which have boxes that are or become damaged.

     (b) Non-Saleable. Tech Data shall have the right to return to AltiGen for
         ------------
     Return Credit Non-Saleable Products.

4.5  Condition Precedent to Returns. As a condition precedent to returning
     ------------------------------
     Products, Tech Data shall request and AltiGen shall issue a Return Material Authorization Number (RMA) in accordance with and subject to Section 8.9 of this Agreement.


                          ARTICLE V. PAYMENT TO VENDOR
                          ----------------------------

5.1  Charges, Prices and Fees for Products. Charges, prices, quantities and
     -------------------------------------
     discounts, if any, for Products shall be determined as set forth in
     Schedule 1.1 (g), or as otherwise mutually agreed upon by the parties in writing, and may be confirmed at the time of order. In no event shall charges exceed AltiGen's then current established charges. Neither Tech Data nor its Customers shall be bound by any of AltiGen's suggested prices and all shall be completely free to determine it resale pricing.

5.2  Payment. Except as otherwise set forth in this Agreement, any undisputed
     -------
     sum due to AltiGen pursuant to this Agreement shall be payable as follows:

     [*] after the invoice receipt. AltiGen shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. Products which are shipped from outside the United States, shall not be invoiced to Tech

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[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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     Data prior to the Products being placed on a common carrier within the
     United States for final delivery to Tech Data. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment, but only to the extent of the disputed amounts. Notwithstanding anything herein to the contrary, for the initial order only, payment terms shall be [*] and Tech Data may return any of the Products delivered under the initial order for Return Credit.

     Notwithstanding anything contained in the Agreement or in any other agreements between Tech Data and AltiGen, including AltiGen's invoices, Tech Data has the right to delay payment for any Products ordered or received by Tech Data until Tech Data's sale of the Products.

5.3  Invoices. A "correct" invoice shall contain (i) AltiGen's name and
     --------
     invoice date, (ii)a reference to the purchase order or other authorizing document, (iii) separate descriptions, unit prices and quantities of the Products actually delivered, (iv) credits (if applicable), (v) shipping charges (if applicable) (vi) name (where applicable), title, phone number and complete mailing address as to where payment is to be sent, and (vii) other substantiating documentation or information as may reasonably be required by Tech Data from time to time. Notwithstanding any pre-printed terms or conditions on AltiGen s invoices, the terms and conditions of this Agreement shall apply to and govern all invoices issued by AltiGen hereunder, except that invoices may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are mutually agreed to in writing by Tech Data and AltiGen.

5.4  Taxes. Tech Data shall be responsible for franchise taxes, sales or use
     -----
     taxes or shall provide AltiGen with an appropriate exemption certificate. AltiGen shall be responsible for all other taxes, assessments, permits and fees, however designated which are levied upon this Agreement or the Products, except for taxes based upon Tech Data's income. No taxes of any type shall be added to invoices without the prior written approval of Tech Data.

5.5  Fair Pricing and Terms. AltiGen represents that the prices charged and the
     ----------------------
     terms offered to Tech Data are and will be at least as beneficial to Tech Data as those charged or offered by AltiGen to any of its other distributors distributing the same Products in the Territory. If AltiGen offers price discounts, payment discounts, promotional discounts or other special prices to its other distributors or customers, Tech Data shall also be entitled to participate and receive notice of the same no later than other distributors or customers.

5.6   Price Adjustments.
      ------------------

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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.
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     (a) Price Increases. AltiGen shall have the right to increase prices from
         ---------------
     time to time, upon written notice to Tech Data not less than [*] prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment within [*] after the effective date, shall be invoiced by AltiGen at the lower price.

     (b) Price Decreases. AltiGen shall have the right to decrease prices from
         ---------------
     time to time. AltiGen shall provide written notice to Tech Data not less than [*] prior to the effective date of such decrease. AltiGen shall grant to Tech Data, its parent, affiliates and subsidiaries and Tech Data's Customers a price credit for the [*] Tech Data shall, within [*] after receiving written notice of the effective date of the price decrease, provide a list of all Products by part number and quantity for which they claim a credit. Within [*] of the effective date of the price decrease, Tech Data will provide a list of all Products for which its Customers claim a credit. AltiGen shall have the right to a reasonable audit at AltiGen's expense. Price protection will not be granted in the case of a temporary price decrease of special promotion.

                                       9


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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.
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5.7  Advertising.
     ------------

     (a) Cooperative Advertising. AltiGen offers MDF for advertising, or other
         -----------------------
     promotional programs or incentives to Tech Data as it offers to its other distributors or customers as mutually agreed upon. Tech Data shall have the right, at Tech Data's option, to participate in such programs. (b) Advertising Support. AltiGen shall provide at no charge to Tech Data and
     -------------------
     the Customers of Tech Data, marketing support, and reasonable quantities of advertising materials to be used in connection with the resale of Products as are currently offered or that may be offered by AltiGen. Tech Data reserves the right to charge AltiGen for advertising, marketing and training services.


5.8  Distributor Obligations
     -----------------------

     (a) Tech Data shall maintain an inventory of Products and warehousing facilities sufficient to serve adequately the demands of its Customers on a reasonably timely basis.
     (b) Tech Data agrees to provide AltiGen quarterly, a non-binding forecast of the next four quarter's sell-through as mutually agreed by the parties.
     (c) Reseller Program. AltiGen intends to institute an AltiGen Reseller Program. Tech Data agrees to market the Products in compliance with AltiGen's Reseller Program when the parties agree such programs and procedures are effective at promoting sales. Reseller program shall not modify or amend any terms and conditions of this Agreement.
     (d) a. To assist Tech Data with the distribution and support of Products,
         -
     AltiGen may provide training to Tech Data for any new Product release during the term of this Agreement, upon AltiGen's reasonable request and at Tech Data's facility, and Tech Data shall use commercially reasonable efforts to have its inside and outside sales force present for such training in accordance with Tech Data's training programs. Tech Data reserves the right to charge AltiGen for such training upon prior notice.
     (e) Tech Data shall maintain a sufficient number of capable technical and sales personnel to serve the demands of Customers for the Products, for service and support of the Products, and answer promptly all Customer inquiries or requests for information regarding the products. Tech Data and its staff shall develop and maintain sufficient knowledge of the industry, the Products, and competitive offerings (including specifications, features, and functions) so as to be able to promote and support the Sale of the Products. Tech Data shall provide all Customers with technical support and other assistance appropriate for the promotion, marketing, and distribution of the Products.
     (f) Point of Sale Reports. During the term of this Agreement, Tech Data
         ---------------------
     shall provide to AltiGen a monthly report on Tech Data's BBS system containing the following information:(i) the submitter account number, (ii) the "ship to" Customer

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     name and address, (iii) the part number of the Products shipped, quantity and extended cost (cost times quantity), unit cost (Tech Data's cost at quantity one). Such reports shall be made available by the fifteenth (15) day of the following calendar month. In addition, a monthly inventory report will be provided on a paper format once a month.
     (g) Within ninety (90) days of the Effective Date, AltiGen and Tech Data will implement a marketing plan outlying all marketing activities in promoting AltiGen Products. All marketing activities will be reviewed and updated on a quarterly basis.


                            ARTICLE VI. WARRANTIES,
                            -----------------------
                  INDEMNITIES AND OTHER OBLIGATIONS OF VENDOR
                  -------------------------------------------

6.1  Warranty.
     ---------

     (a) AltiGen hereby represents and warrants that AltiGen has all right, title, ownership interest and marketing rights necessary to provide the Products to Tech Data. AltiGen further represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Tech Data in this Agreement; the Products are new and shall be free and clear of all liens and encumbrances; Tech Data and its Customers and End Users shall be entitled to use the Products without disturbance; the Products do and will conform to all codes, laws or regulations; and the Products conform in all respects to the Product warranties specifically set forth in the End-User License Agreement. AltiGen warrants the Products to end users only pursuant to the terms and conditions of the End User Agreement, provided, however, Tech Data shall be entitled to rely on the End User Warranty for purposes of returns of Product and indemnities. Tech Data shall have no authority to alter or extend any of the warranties or other agreements of AltiGen expressly contained or referred to in this Agreement without prior approval of AltiGen. AltiGen has made express warranties in this Agreement and in Documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, VENDOR DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

          (b) Tech Data's Warranty. Tech Data hereby represents and warrants to AltiGen that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, requires registration or approval under any law or regulation of the United States.

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6.2  Proprietary Rights Indemnification. AltiGen hereby represents and warrants
     ----------------------------------
     that the Products and the sale and use of the Products do not infringe upon any United States or Canadian copyright, patent, trademark, trade secret or other proprietary or intellectual property right of any third party, and that there are no suits or proceedings, pending or threatened, alleging any such infringement. Tech Data's sole and exclusive remedy for any breach of this representation and warranty shall be to claim the indemnification provided in this Section 6.2. AltiGen shall indemnify and hold Tech Data, Tech Data's parent, affiliates and subsidiaries and their respective, officers directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses, which they or any of them incur or become obligated to pay resulting from or arising out of any claim that Products infringe any United States or property right of any third party. Tech Data shall (i) notify AltiGen in writing of any such suit or proceeding filed against Tech Data; (ii) give AltiGen the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and
     (iii) give reasonable assistance and cooperation for the defense of same, Tech Data shall have the right, but not the obligation, to participate in the defense of any such suit or proceeding at Tech Data's expense. AltiGen shall pay any resulting damages, costs and expenses finally awarded to a third party, but AltiGen shall not be liable for such amounts, or for settlements incurred by Tech Data without AltiGen's prior written authorization. If a Product is, or in AltiGen's opinion might be, held to infringe as set forth above, AltiGen may, at its option, replace or modify such Product so as to avoid infringement, or procure the right for Tech Data, its Customers, and End-Users to continue the use and resale of such Product. If neither of such alternatives is, in AltiGen's opinion, reasonably possible, the infringing Product shall be returned to AltiGen, and at AltiGen's sole liability, in addition to its obligation to reimburse any awarded damages, costs and expenses set forth above, shall be to refund the purchase price paid for such Products by Distributor. The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Products
     (i) in any manner for which the products were not designed, or for use other than the uses and distributions designated by AltiGen, (ii) which have been modified by Distributor or any third party, (iii) in connection with or in combination with any equipment, devices or software not intended for use with the Products, or (iv) subsequent to Tech Data's receipt of notice of any claimed infringement unless AltiGen has given Tech Data written permission to continue distribution of the allegedly infringing Product. AltiGen's obligations under this Section 6.2 shall survive termination or expiration of this Agreement.

6.3  Indemnification.
     ----------------

     (a) Vendor. AltiGen shall be solely responsible for the design,
         ------
     development, supply, production and performance of the Products. AltiGen agrees to indemnify and hold Tech Data, its parent, affiliates and subsidiaries and their officers directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorneys' fees and costs) or liabilities that may result, in whole or in part, from any warranty or Product liability claim, or for claims for violation of any of the warranties contained in Section 6.1 this Agreement.

     (b) Exclusions. The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Products in any manner for which the Products were not designed, or for use of Products other than the uses and distributions designated by AItiGen, for use of any Product that has been modified by Tech Data or any third party, or for use of any Product in connection with or in combination with any equipment, devices or software that have not been supplied by AltiGen. Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on Tech Data's activity occurring subsequent to its receipt of notice of any claimed infringement unless AltiGen shall have given Tech Data written permission to continue to market and distribute the allegedly infringing Product.

     (c) Tech Data. Tech Data agrees to indemnify and hold AltiGen, its
         ---------
     officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorneys' fees and costs) or liabilities that may result, in whole or in part, from Tech Data's gross negligence or willful misconduct in the distribution of the Products pursuant to this Agreement, or for representations or warranties made by Tech Data related to the Products in excess of the warranties of AltiGen.

6.4  Insurance.
     ----------

     (a) The parties shall be responsible for providing Workers' Compensation insurance in the statutory amounts required by the applicable state laws.

     (b) Without in any way limiting AltiGen's indemnification obligation as set forth in this Agreement, AltiGen shall maintain Commercial General Liability or Comprehensive General Liability Insurance in such amounts as is reasonable and standard for the industry. Either policy form should contain the following coverages: Personal and Advertising Injury, Broad Form Property Damage, Products and Completed Operations, Contractual Liability, employees as Insured and Fire Legal Liability.

     (c) AltiGen will provide evidence of the existence of insurance coverages referred to in this Section 6.4 by certificates of insurance which should also provide for at least thirty (30) days notice of cancellation, non-renewal or material change of coverage to Tech Data. The certificates of insurance shall name Tech Data Product Management, Inc., its parent, affiliates and subsidiaries as additional insureds for the limited purpose of claims arising pursuant to this Agreement.

6.5  Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER
     -----------------------
     PURSUANT TO THIS AGREEMENT OR AMOUNTS REPRESENTING INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF THE OTHER PARTY ARISING FROM THE PERFORMANCE OR BREACH OF ANY TERMS OF THIS AGREEMENT. ALTIGEN'S TOTAL LIABILITY TO TECH DATA HEREUNDER, EXCEPT FOR LIABILITY ARISING UNDER
     SECTION 6.2 OR FOR PERSONAL INJURY OR PROPERTY DAMAGE CLAIMS BY THIRD PARTIES, SHALL NOT EXCEED THE AMOUNT PAID BY TECH DATA TO ALTIGEN FOR THE PRODUCTS DURING THE TERM OF THIS AGREEMENT, EXCEPT THAT TECH DATA SHALL BE LIABLE FOR ALL AMOUNTS DUE UNDER FULFILLED PURCHASE ORDERS.

6.6  ECCN/Export. AltiGen agrees to provide Tech Data, upon signing this
     -----------
     Agreement and at any time thereafter that AltiGen modifies or adds Products distributed or to be distributed by Tech Data, with the Export Control Classification Number (ECCN) for each of AltiGen's Products, and information as to whether or not any of such Products are classified under the U.S. Munitions List.

6.7  Financial Statements. AltiGen agrees that for the term of this Agreement,
     --------------------
     AltiGen shall provide financial statements annually and semi annually as follows:

     (a) Within one hundred and twenty (120) days after the end of AltiGen's fiscal year audited financial statements for the fiscal year prepared by an independent certified public accountant.

     (b) Within sixty (60) days after the end of AltiGen's second fiscal quarter, semi-annual unaudited financial statements, prepared by AltiGen's authorized representative.

     Such financial statements shall include profit and loss statement, balance sheets and such other publicly available accounting data as may be requested by Tech Data and be acknowledged by AltiGen's authorized representative in writing as true and correct.

     In addition, AltiGen shall provide other financial information upon reasonable request by Tech Data.

6.8  Vendor Reports. AltiGen shall, if requested, render monthly reports to
     --------------
     Tech Data setting forth the separate Products, dollars invoiced for each Product, and total dollars invoiced to Tech Data for the month, and such other information as Tech Data may reasonably request.

6.9  Trademark Usage. AltiGen shall have and retain sole ownership of AltiGen's
     ---------------
     logo, trade names and trademarks ("Trademarks"), including the goodwill pertaining thereto. AltiGen hereby grants to Tech Data the right to use and display the Trademarks solely in condition with and solely to the extend reasonably necessary for the marketing, distribution, and support of the Products within the Territory in accordance with the terms and conditions of this Agreement. Tech Data shall not do or suffer to be done any act or thing that would impair AltiGen's rights in tits Trademarks or damage the reputation for quality inherent in the Trademarks. AltiGen has the right to take all action which it deems necessary to ensure that the advertising and promotional materials related to the products utilized by Tech Data are consistent with the reputation and prestige of the Trademarks. Tech Data shall market, distribute, and support the Products only under the Trademarks, and not nay other trademark or logo. Tech Data shall not use the Trademarks or any other trademarks or trade names of AltiGen or any word, symbol, or design confusingly similar thereto, as part of its corporate name. The Data shall not (I) remove, alter or overprint the Products' copyright notices, trademarks, and Logos, or packaging, (ii) attach any additional trademarks to the Products without AltiGen's prior written consent or (iii) affix any of the Trademarks to any non-AltiGen products. Tech Data agrees that any goodwill which accrues because of Tech Data's use of the Trademarks shall become AltiGen's property. Tech Data further agrees not to contest AltiGen's Trademarks or tradenames, or to make application for registration of any AltiGen Trademarks or tradenames.


                      ARTICLE VII. TERMINATION; EXPIRATION
                      ------------------------------------

7.1  Termination.
     ------------

     (a) Termination With or Without Cause.  Either party may terminate this
         ---------------------------------
     Agreement, without cause, upon giving the other party thirty (30) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable purchase order relating to such default as of the date specified in such notice of termination.

     (b) Termination for Insolvency or Bankruptcy. Either party may immediately
         ----------- ----------------------------
     terminate this Agreement and any purchase orders by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a petition in bankruptcy by or against a party under any bankruptcy or debtors' law for its relief or reorganization which is not dismissed within ninety (90) days.

7.2  Rights Upon Termination or Expiration.

     (a) Termination or expiration of this Agreement shall not affect AltiGen's right to be paid for undisputed invoices for Products already shipped and accepted by Tech Data or Tech Data's rights to any credits or payments owed or accrued to the date of termination or expiration. Tech Data's rights to credits upon termination or expiration shall include credits against which Tech Data would, but for termination or expiration, be required under this Agreement to apply to future purchases.

     (b) AltiGen shall accept purchase orders from Tech Data for additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination or expiration of this Agreement; provided Tech Data notifies AltiGen of any and all such transactions in writing within sixty (60) days following the termination or expiration date.

     (c) Upon termination or expiration of this Agreement, Tech Data shall discontinue holding itself out as a distributor of the Products.

7.3  Repurchase of Products Upon Termination or Expiration. AltiGen agrees to
     -----------------------------------------------------
     repurchase all Products which remain in Tech Data's inventory on the effective date of termination of this Agreement for any reason within 60 days or which are returned to Tech Data within one hundred and twenty (120)
     days) following the date of termination or expiration. AltiGen will repurchase such Products at the original purchase price, less any deductions for price protection. The repurchase price shall not be reduced by any deductions or offsets for early pay or prepay discounts. Such returns shall not reduce or offset any co-op payments or obligations owed to Tech Data. Within sixty (60) days following the effective date of termination or expiration, Tech Data shall return to AltiGen for repurchase all Product held in Tech Data's inventory as of the effective date of termination or expiration. Additional returns shall be sent at reasonable intervals thereafter, provided all returns of Product by Tech Data under this Section 7.3 shall be shipped within one hundred twenty (120) days following the effective date of termination or expiration. AltiGen will issue an RMA to Tech Data for all such Products; provided, however, that AltiGen shall accept returned Products in accordance with this Section absent an RMA if AltiGen fails to issue said RMA within five (5) business days of Tech Data's request. Tech Data agrees to ship the

     Product to AltiGen within 60 days of the RMA request. AltiGen shall credit any outstanding balances owed to Tech Data. If such credit exceeds amounts due from Tech Data, AltiGen shall remit in the form of a check to Tech Data the excess within ten (10) business days of receipt of the Product. Customized Products shall not be eligible for repurchase pursuant to this Section.

7.4  Survival of Terms. Termination or expiration of this Agreement for any
     -----------------
     reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. The termination or expiration of this Agreement shall not affect any of AltiGen's warranties, indemnification obligations or obligations relating to returns, co-op advertising payments, credits or any other matters set forth in this Agreement that should survive termination or expiration in order to carry out their intended purpose, all of which shall survive the termination or expiration of this Agreement.

                          ARTICLE VIII. MISCELLANEOUS
                          ---------------------------

8.1  Binding Nature, Assignment, and Subcontracting. This Agreement shall be
     ----------------------------------------------
     binding on the parties and their respective successors and assigns. Neither party shall have the power to assign this Agreement without the prior written consent of the other party.

8.2  Counterparts. This Agreement may be executed in several counterparts, all
     ------------
     of which taken together shall constitute one single agreement between the parties.

8.3  Headings. The Article and Section headings used in this Agreement are for
     --------
     reference and convenience only and shall not affect the interpretation of this Agreement.

8.4  Relationship of Parties. Tech Data is performing pursuant to this Agreement
     -----------------------
     only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and AltiGen. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

8.5  Confidentiality. Each party acknowledges that in the course of
     ---------------
     performance of its obligations pursuant to this Agreement, it may obtain certain information specifically marked as confidential or proprietary. Each party hereby agrees that all such information communicated to it by the other party, its parent, affiliates, subsidiaries, or Customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive termination or expiration of this Agreement for any reason for a period of one (1) year after said termination or expiration.

8.6  Arbitration. Any disputes arising under this Agreement shall be submitted
     -----------
     to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in Pinellas County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

8.7  Notices. Wherever one party is required or permitted to give notice to the
     -------
     other party pursuant to this Agreement, such notice shall be deemed given when actually delivered by hand, by telecopier (if and when immediately confirmed in writing by any of the other means provided herein ensuring acknowledgment of receipt thereof for purposes of providing notice of default or termination), via overnight courier, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

     In the Case of AltiGen:          In the Case of Tech Data:
     -----------------------          -------------------------
     AltiGen Communications, Inc.     Tech Data Product Management, Inc.
     45635 Northport Loop East        5350 Tech Data Drive
     Fremont, CA 94538                Clearwater, FL 34620
     Attn:  Michele Shannon           Attn: Tamra Muir
            Vice President of Sales         Vice President-Marketing Operations
                                      cc:   Contracts Administration


     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

8.8  Force Majeure. The term "Force Majeure" shall be defined to include fires
     -------------
     or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency.

     (a) A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition and immediately continues performance until and to the extent such causes are removed.

     (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any purchase order or portion thereof coveting the delayed Products.

8.9  Return Material Authorization Numbers.   For all returns in accordance with
     -------------------------------------
     this Agreement, AltiGen shall issue an RMA to Tech Data within two (2) business days of Tech Data's request; however, if the RMA is not received by Tech Data within two (2) business days, AltiGen shall accept returned Products absent an RMA.

8.10  Credits to Tech Data. In the event any provision of this Agreement or any
      --------------------
     other agreement between Tech Data and AltiGen requires that AltiGen grant credits to Tech Data's account, and such credits are not received within thirty (30) days, all such credits shall become effective immediately upon notice to AltiGen. In such event, Tech Data shall be entitled to deduct any such credits from the next monies owed to AltiGen. In the event credits exceed any balances owed by Tech Data to AltiGen, AltiGen shall, upon request from Tech Data, issue a check payable to Tech Data within ten (10) days of such notice. Credits owed to Tech Data shall not be reduced by early payment or prepayment discounts. Tech Data shall have the right to set off against any amounts due to AltiGen under this Agreement or any invoices issued by AltiGen related to this Agreement any and all amounts due to Tech Data from AltiGen, whether or not arising under this Agreement.

8.11 Severability. If, but only to the extent that, any provision of this
     ------------
     Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent.

8.12  Waiver. A waiver by either of the parties of any covenants, conditions or
      ------
     agreements to be performed by the other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

8.13 Remedies. All remedies set forth in this Agreement shall be cumulative and
     --------
     in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.



8.14 Entire Agreement. This Agreement, including any Exhibits and documents
     ----------------
     referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that unless otherwise agreed to in writing by the party intended to be bound, the terms and conditions of this Agreement shall prevail over any contrary terms in any purchase order, sales acknowledgment, confirmation or any other document issued by either party affecting the purchase or sale of Products hereunder.

8.15 Governing Law. This Agreement shall have Florida as its situs and shall be
     -------------
     governed by and construed in accordance with the laws of the State of Florida, without reference to choice of laws. The parties agree that this Agreement excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if otherwise applicable.

8.16 Software Licenses. Whenever the Products described in this Agreement shall
     -----------------
     include software licenses, AltiGen hereby grants to Tech Data a non-exclusive right to market, demonstrate and distribute the software to Customers of Tech Data. Tech Data acknowledges that no title or ownership of the proprietary rights, to any software is transferred by virtue of this Agreement notwithstanding the use of terms such as purchase, sale or the like within this Agreement.

8.17  Time of Performance. Time is hereby expressly made of the essence with
      -------------------
     respect to each and every term and condition of this Agreement.


     IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

ALTIGEN COMMUNICATIONS, INC.    TECH DATA PRODUCT MANAGEMENT, INC.


By: /s/ Michelle Shannon          By: /s/ Peggy Caldwell
   --------------------------        -------------------------------------
Printed Name:Michelle Shannon     Printed Name: PEGGY K. CALDWELL
             ----------------
Title: VP of Sales                Title: Senior Vice President, Marketing
       ----------------------

Date:       7/3/97                Date:     7/21/97
     ------------------------           ----------------------------------

                                Schedule 1.1 (g)


                         ALTIGEN DISTRIBUTOR PRICE LIST
                                  3.5 Release



                                  Starter Kits
                                  ------------

Part Number                   Description                                  Price
-----------                   -----------                                  -----
ALTI-CTIKIT-3.5   CTI starter kit, CID Board, 4 trunks & 8 extensions with   [*]
                  AltiWare system software and external telephony power supply.

ALTI-CTI8400-3.5  CTI starter kit, CID Board, 8 trunks & 4 extensions with   [*]
                  AltiWare system software and external telephony power supply.

ALTI-CTI4850.3.5  CTI starter kit, CID Board, 4 trunks & 8 extensions with   [*]
                  AltiWare system software and connector cable for Tellabs model T8050 internal telephony power supply.

ALTI-CTX8450-3.5  CTI starter kit, CID Board, 8 trunks & 4 extensions with   [*]
                  AltiWare system software and connector cable for Tellabs model T8050 internal telephony power supply.

ALTX-DMK4890-3.5  Demo CTI starter kit, CID Board, 4 trunks & 8 extensions   [*]
                  with AltiWare system software, external telephony power supply and Not For Resale stickers.


                             Add-On Quantum Boards
                             ---------------------
AltiWare is bundled with starter kits only, not with individual add-on Quantum boards. Therefore, add-on Quantum boards are only sold with starter kits to increase the capacity of new systems, or as add-on boards to increase the capacity of existing systems.



Part Number                   Description                                  Price
---- ------                   -----------                                  -----

ALTI-CD0408U       CID Quantum Platform, 4 trunks & 8 extensions.            [*]

ALTI-CD0804U       CID Quantum Platform, 8 trunks & 4 extensions.            [*]

ALTI-CD0012U       CID Quantum Platform, 12 extensions.                      [*]

ALTI-DID 0408U     DID Quantum Platform, 4 DID trunks & 8 extensions.        [*]


                                  Peripherals
                                  -----------

Part Number                   Description                                  Price
-----------                   -----------                                  -----

CBL-25M50-01       DB25 to 50-pin Telco cable, Male to Male                  [*]
CBL-MVIP6-01       MVIP cable with 6 connectors                              [*]

DOC-RFG01-04       4 User Pocket Reference Guides                            [*]
DOC-ICM01-01       Installation Configuration & Maintenance Manual           [*]

MSC-PANEL-02       12 Port Connection Panel with 50-pin F Telco connector    [*]

ALTI-P4890         AltiGen External Telephony Power Supply and connector     [*]
                   cables


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             Detail Components List
                             ----------------------

ALTI-CTIKIT-3.5
CID Quantum board with 4 trunks & 8 extensions
External telephony power supply and cable
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides


ALTI-CTI8400-3.5
CID Quantum board with 8 trunks & 4 extensions
External telephony power supply and cable
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides


ALTI-CTI4850-3.5
CID Quantum board with 4 trunks & 8 extensions
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Connector cable for Tellabs model T8050 internal telephony power supply Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides


ALTI-CTI8450-3.5
CID Quantum board with 8 minks & 4 extensions
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Connector cable for Tellabs model T8050 internal telephony power supply Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides


ALTI-DMK4890-3.5
CID Quantum board with 4 trunks & 8 extensions
External telephony power supply and cable
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides

ALTI-CD0408U
CID Quantum board with 4 trunks & 8 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
8 User Pocket Reference Guides
Quick installation Guide


ALTI- CD0804U
CID Quantum board with 8 trunks & 4 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
4 User Pocket Reference Guides
Quick Installation Guide


ALTI-CD0012U
CID Quantum board with 12 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
12 User Pocket Reference Guides
Quick Installation Guide


ALTI-DID040SU
DID Quantum board with 4 trunks & 8 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
8 User Pocket Reference Guides
Quick Installation Guide


ALTI-P4890
External Telephony Power Supply (-48v & 90Vac)
Cable Assembly Kit
AC Power Cable (6')
Bridge Cable Din-Din (24")
PC Slot End Cable wit 4 Connectors (32")

                        ALTIGEN END USER PRICE GUIDELINE
                              -INTERNAL USE ONLY-
                                  Release 3.5


                                  Starter Kits
                                  ------------

Part Number                     Description                                Price
-----------                     -----------                                -----

ALTI-CTIKIT-3.5   CTI starter kit, CID Board, 4 trunks & 8 extensions with   [*]
                  AltiWare system software and external telephony power supply.

ALTI-CTI8400-3.5  CTI starter kit, CID Board, 8 trunks & 4 extensions with   [*]
                  AltiWare system software and external telephony power supply.


                             Add-On Quantum Boards
                             ---------------------
AltiWare is bundled with starter kits only, not with individual add-on Quantum boards. Therefore, add-on Quantum boards are only sold with starter kits to increase the capacity of new systems, or as add-on boards to increase the capacity of existing systems.

Part Number                             Description                        Price
-----------                             -----------                        -----

ALTI-CD0408U      CID Quantum Platform, 4 trunks & 8 extensions.             [*]

ALTI-CD0804U      CID Quantum Platform, 8 trunks & 4 extension.              [*]

ALTI-CD0012U      CID Quantum Platform, 12 extensions.                       [*]

ALTI-DID0408U     DID Quantum Platform, 4 trunks & 8 extensions.             [*]


                                  Peripherals
                                  -----------

Part Number                             Description                        Price
-----------                             -----------                        -----

CBL-25M50-01      DB25 to 50-pin Telco cable, Male to Male                   [*]
CBL-MVIP6-01      MVIP cable with 6 connectors                               [*]

DOC-RFG01-04      4 User Pocket Reference Guides                             [*]
DOC-ICM01-01      Installation Configuration & Maintenance Manual            [*]

MSC-PANEL-02      12 Port Connection Panel with 50-pin F Telco connector     [*]

ALTI-P4890        AltiGen External Telephony Power Supply and connector      [*]
                  cabin


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT A
               ALTIGEN COMMUNICATIONS, INC. - END USER AGREEMENT

 NOTICE - READ THIS BEFORE OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE OR
                                 USING THE SOFTWARE

OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE OR USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. READ ALL OF THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT PRIOR TO OPENING THIS PACKAGE OR USING THE SOFTWARE. IF YOU DO NOT ACCEPT THESE TERMS, YOU MUST RETURN THIS PACKAGE UNOPENED WITHIN FIVE (5) DAYS OF OBTAINING THE PACKAGE, WITH YOUR RECEIPT, AND YOUR MONEY WILL BE RETURNED.


                                    * * * *


PLEASE NOTE THAT YOU MAY NOT USE, COPY, MODIFY OR TRANSFER THE PROGRAM, THE PC HARDWARE OR DOCUMENTATION OR ANY COPY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

LICENSE. This software program (the "Program") and the documentation (the
-------
"Documentation") are licensed, not sold, to you. The term "Program" shall also include any updates of the Program licensed to you by AltiGen Subject to the terms of agreement, you have a non-exclusive and nontransferable right to use the Program, Personal Computer Card (the "PC Hardware") and Documentation. You agree to use your best efforts to prevent and protect the contents of the Program, the PC Hardware and Documentation from unauthorized disclosure or use. AltiGen and its licensors reserve all rights not expressly granted to you. AltiGen's licensors are the intended third party beneficiaries of this agreement and have the express right to rely upon and directly enforce the terms set forth herein.

LIMITATIONS ON USE. You may not rent, lease, sell or otherwise transfer or
------------------
distribute copies of the Program, the PC Hardware or Documentation to others. You may not modify or translate the Program, the PC Hardware or the Documentation without the prior written consent of AltiGen You may not reverse assemble, reverse compile or otherwise attempt to create the source code from the Program or the PC Hardware. You may not use AltiGen's name or refer to AltiGen directly or indirectly in any papers, articles, advertisements, sales presentations, news releases or releases to any third party without the prior written approval of AltiGen for each such use. You may not release the results of any performance or functional evaluation of any Program to any third party without prior written approval of AltiGen for each such release.

BACKUP AND TRANSFER. You may make one copy of the Program for backup purposes if
-------------------
AltiGen's copyright notice is included. You may not sublicense, assign, delegate, rent, lease, time-share or otherwise transfer this license or any of the related rights or obligations for any reason. Any attempt to make any such sublicense, assignment, delegation or other transfer by you shall be void. You may physically transfer the Program from one computer to another provided that you do not retain any copies of the Program, including any copies stored on a computer.

COPYRIGHT AND PATENT. The Program the PC Hardware and related Documentation are
--------------------
copyrighted and patented by AltiGen and its licensors. You may make one copy of the Documentation and print one copy of any on-line documentation or other materials provided to you in electronic form. Any and all other copies of the
                                              -------------------------------
Program and any copy of the Documentation made by you are in violation of this
------------------------------------------------------------------------------
license.
--------

OWNERSHIP  You agree that the Program and Documentation belong to AltiGen and
----------
its licensors. You agree that you neither own nor hereby acquire any claim or right of ownership to the Program and Documentation or to any related patents, copyrights, trademarks or other intellectual property. You own only the magnetic or other physical media (including PC Hardware) on which the Program and related Documentation are recorded or fixed. AltiGen and its licensors retain all right, title and interest in and to the Documentation and all copies and the Program recorded on the original media and all subsequent copies of the Program at all times, regardless of the form or media in or on which the original or other copies may subsequently exist. This license is not a sale of the original or any subsequent copy. All content accessed through the Program is the property of the applicable content owner and may be protected by applicable copyright law. This license gives you no rights to such content.

TERM AND TERMINATION. This license is effective until terminated. You may
--------------------
terminate this license at any time by destroying the Program and Documentation and the permitted backup copy. This license automatically terminates if you fail to comply with its terms and conditions. You agree that, upon such termination, you will either destroy (or permanently erase) all


                                     Pg.12
copies of the Program and Documentation, or return the original Program and Documentation to AltiGen, together with any other material (PC Hardware) you have received from AltiGen in connection with the Program.

LIMITED WARRANTY. AltiGen warrants the media on which the Program is furnished
----------------
to be free from defects in materials and workmanship under normal use for 30 days from the date that you obtain the Program. AltiGen warrants the PC Hardware for a period of one year from the date of consumer purchase to be free from defects in materials and workmanship. EXCEPT FOR THIS LIMITED WARRANTY, ALTIGEN AND ITS LICENSORS PROVIDE THE PROGRAM, THE PC HARDWARE AND THE DOCUMENTATION "AS IS" WITHOUT WARRANTY OF ANY KIND EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you. This warranty gives you specific legal rights and you may also have other rights which vary from state to state.

LIMITATION OF REMEDIES. AltiGen and its licensor entire liability and your
----------------------
exclusive remedy in connection with the Program, the PC Hardware and the Documentation shall be that you are entitled to return the defective media containing the Program together with the PC Hardware and Documentation to the merchant. At the option of the merchant, you may receive replacement media containing the Program, the PC Hardware and Documentation that conforms with the limited warranty or a refund of the amount paid by you. IN NO EVENT WILL ALTIGEN OR ITS LICENSOR BE LIABLE FOR ANY INDIRECT DAMAGES OR OTHER RELIEF ARISING OUT OF YOUR USE OR INABILITY TO USE THE PROGRAM INCLUDING, BY WAY OF ILLUSTRATION AND NOT LIMITATION, LOST PROFITS, LOST BUSINESS OR LOST OPPORTUNITY, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES, ARISING OUT OF SUCH USE OR INABILITY TO USE THE PROGRAM, EVEN IF ALTIGEN, ITS LICENSOR OR AN AUTHORIZED ALTIGEN DEALER, DISTRIBUTOR OR SUPPLIER. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you.

This license will be governed by the laws of the State of California as applied to transactions taking place wholly within California between California residents.

U.S GOVERNMENT END USERS. The Program is a "commercial item," as that term is
------------------------
defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software "and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202.4 (June 1995), all U.S. Government End Users acquire the Program with only those rights set forth herein.


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